UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer
San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01          Entry into a Material Definitive Agreement.

As previously disclosed, on March 25, 2020, ReShape Lifesciences Inc. (the “Company”) entered into a Credit Agreement (as amended from time to time, the “Credit Agreement”) with Armistice Capital Master Fund Ltd. (the “Lender”). A copy of the Credit Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2020.

On December 16, 2020, the Company and the Lender entered into a third amendment to the Credit Agreement (the “Amendment”) that increased the amount available under delayed draw term loans by $4 million. The Company borrowed the additional $4 million in funds together with the $500,000 that was available prior to the Amendment, for a total additional delayed draw term loan of $4.5 million. In the aggregate, the Company has $9.5 million in principal amount of loans outstanding under the Credit Agreement. The maturity date of the loans outstanding under the Credit Agreement, including those under the Amendment, is March 31, 2021. The loans bear interest at a rate per annum equal to the LIBOR rate plus 2.5%.

As an inducement to the Lender to enter into the Amendment and make the additional loans contemplated thereby, the Company issued to the Lender a warrant dated December 16, 2020 (the “Warrant”) to purchase an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an exercise price per share of Common Stock equal to $3.50. The Warrant was issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

The foregoing description of the Credit Agreement, Amendment and Warrant are not complete and are qualified in their entirety by references to the full text of the form of Credit Agreement, Amendment and Warrant. The Amendment is filed hereto as Exhibit 10.1 and is incorporated by reference herein. Except for the exercise price, the Warrant is in the same form as the warrant issued to the Lender in connection with the second amendment to the Credit Agreement and filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on September 15, 2020.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02          Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01          Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated December 16, 2020, by and between the Company and Armistice Capital Master Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Barton P. Bandy
Barton P. Bandy
President and Chief Executive Officer

Dated: December 22, 2020